ING VARIABLE ANNUITIES
GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY


                              PROSPECTUS SUPPLEMENT
                               DATED MAY 10, 2002

                          SUPPLEMENT TO THE PROSPECTUS
                              DATED MAY 1, 2002 FOR
                  DEFERRED MODIFIED GUARANTEED ANNUITY CONTRACT
                ISSUED BY GOLDEN AMERICAN LIFE INSURANCE COMPANY
                  ("GOLDENSELECT GUARANTEE ANNUITY PROSPECTUS")

For the purposes of Contracts offered through registered representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the following limitation applies to the annuity start date:

The second sentence of the first paragraph of the Section entitled "The Annuity Options - Selecting the Annuity Start Date" in the prospectus is hereby revised to read, "The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later, but in no event beyond the annuitant's 95th birthday. "

The information in this supplement updates and amends certain information contained in the prospectus dated May 1, 2002. You should read and keep this supplement along with the prospectus.

















Guarantee Annuity - Merrill  123312                                May 10, 2002